EXHIBIT 99.1

FOR IMMEDIATE RELEASE

     AESP, INC. ANNOUNCES EXTENSION OF MATURITY DATE OF LINE OF CREDIT AND ANNOUNCES APPOINTMENT OF NEW CHIEF FINANCIAL OFFICER

Miami, Florida, January 22, 2003 — AESP, Inc. (NASDAQ: AESP ) today announced that its lender has extended the maturity date of its secured line of credit from January 23, 2002 until July 22, 2003.

The Company also announced that John F. Wilkens has joined the Company as Vice President and Chief Financial Officer. Mr. Wilkens previously served as the principal financial and accounting officer of Hotelworks.com in Coral Gables, Florida. Mr. Wilkens is a certified public accountant with over twenty years of finance and accounting experience.

Slav Stein, Company president stated “We are pleased that our bank has extended our line of credit, thereby providing the Company with additional time to secure new financing. We are also pleased to welcome John Wilkens to our senior management team.”

AESP, Inc. designs, manufactures, markets and distributes network connectivity products under the brand name Signamax Connectivity Systems as well as customized solutions for original equipment manufacturers worldwide. The Company offers a complete line of active networking and premise cabling products for copper and fiber optic based networks, as well as computer connectivity products.

Safe Harbor Disclosure under the 1995 Securities Litigation Reform Act. This news release contains forward-looking statements, which involve risks and uncertainties. The Company’s actual future results could differ materially from the results anticipated herein. For information regarding factors that could impact the Company’s future performance, see the Company’s future filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for 2001.

Signamax is a trademark of AESP, Inc. in the United States and/or other countries.

For further information, please contact:

Slav Stein, President & CEO Roman Briskin, Executive Vice President John F. Wilkens, Chief Financial Officer	AESP, Inc. 1810 NE 144 Street North Miami, Florida 33181 (305) 944-7710